LINEBERGER & CO., LLC
                              1120 Boston Post Road
                            Darien, Connecticut 06820

                               Tel: (203) 655-6578
                               Fax: (203) 655-7397


                                                 July 1, 1996



Mr. Sam Berry
Hilite Industries Inc.
1671 S. Broadway
Carrollton, Texas 75006

Dear Sam:

This is to confirm our understanding concerning the management and consulting services which we are to perform for Hilite Industries Inc. (the "Company").

Our services will include, but not be limited to, the following:

              1. ANNUAL BUSINESS PLAN - We will assist in the preparation of an annual business plan and monitor the Company's preparation of projections of operating income and expenses and advise on the additional investment required, if any, and the economic feasibility of the plan.

              2. MANAGEMENT - We will confer with you on senior level management requirements and will, when appropriate, conduct a personnel search for suitable candidates.

              3.     OPERATIONS  AND CONTROLS - We will  participate in auditing
                     operations  and  the   establishment   and  maintenance  of
                     inventory and production controls.

              4. FINANCIAL PLANNING AND RELATIONSHIPS - We will initiate and maintain relationships with sources of financing for the Company, including banks and other lending institutions and, if appropriate, equity investment groups and Wall Street brokers.

              5. ACQUISITIONS - We will develop criteria and actively conduct a search for acquisitions. We will analyze and review proposals and make recommendations concerning acquisition and merger opportunities.


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                                      - 2 -


              6. GENERAL BUSINESS ADMINISTRATION - We will render advice in all areas of administration, including insurance coverage, relationships with outside auditors, tax planning, and overall management goals.

Our fee for the services mentioned above will be $235,000 per annum which fee shall be payable at a monthly rate of $19,583.33 on the 15th day of each month. Recognizing that the Company has grown and continues to grow since the date of our original management and consulting agreement with the Company, our fee may be increased from time to time upon our mutual agreement.

This Agreement shall be for a term of three years from the date hereof provided that we shall have the right to extend the term of this Agreement for up to an additional three years upon notice to you and the Agreement may be extended for additional periods upon our mutual agreement.

Please signify your approval of this agreement by signing the copy of this letter where indicated and returning it to us.

                                                       Very truly yours,


                                                       /S/ JAMES E. LINEBERGER
                                                       -----------------------
                                                       James E. Lineberger

JEL:ck

AGREED:

HILITE INDUSTRIES, INC.


By: /S/ Sam M. Berry
   -----------------
   Sam M. Berry, President